EX-99.77Q1(E)


                          LORD ABBETT SECURITIES TRUST

Item 77Q1(e):

AMENDMENT TO INVESTMENT ADVISORY CONTRACTS


A Management Fee Waiver and Expense Reimbursement Agreement effective March 1, 2008 for Alpha Strategy Fund is hereby incorporated by reference to Post-Effective Amendment No. 55 to the Trust's Registration Statement filed on Form N-1A filed with the U.S. Securities and Exchange Commission on February 29, 2008.